NEWS RELEASE

NETGEAR® Announces Planned Separation of its Arlo Business
SAN JOSE, California - February 6, 2018 - NETGEAR, Inc. (NASDAQ: NTGR) today announced that its Board of Directors has unanimously approved the pursuit of a separation of its Arlo business from NETGEAR.  The separation is expected to be effected through an initial public offering (IPO) of newly issued shares of the common stock of Arlo Technologies, Inc. (Arlo), which will hold the Arlo business.
NETGEAR expects Arlo to issue less than 20% of its common stock in the IPO, with NETGEAR to retain the remaining interest.  NETGEAR expects Arlo to confidentially submit a draft registration statement with the Securities and Exchange Commission (SEC) in the first half of 2018, with the IPO expected to be completed in the second half of 2018.
NETGEAR currently intends that, following the IPO, it will distribute the shares of Arlo common stock then held by NETGEAR to NETGEAR’s stockholders in a manner generally intended to qualify as tax-free to NETGEAR’s stockholders for U.S. federal income tax purposes.
Concurrent with the announcement of the planned separation of the Arlo business, NETGEAR also today announced that it expects Matthew McRae to serve as Arlo’s CEO upon the completion of the IPO. McRae joined NETGEAR approximately four months ago as SVP of Strategy. Prior to this he was at Vizio, where he was the Chief Technology Officer and Head of Marketing.
The separation of the Arlo business, including the IPO and distribution, will be subject to market, tax and legal considerations, final approval by the NETGEAR board of directors and other customary requirements.
This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.
About NETGEAR, Inc.
NETGEAR, Inc. (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers.  The Company’s products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use.  The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity.  These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company’s products are sold.  NETGEAR products are sold in approximately 30,000 retail locations around the globe, and through approximately 25,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world.  The Company’s headquarters are in San Jose, California, with additional offices in approximately 25 countries.  More information is available at http://investor.netgear.com or by calling (408) 907-8000.  Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements.  However, the absence of these words does not mean that the statements are not forward-looking.  The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding the potential initial public offering of Arlo, the subsequent distribution of NETGEAR’s remaining holdings of Arlo common stock, and the anticipated timing of such transactions.  These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, among others, market conditions, unforeseen regulatory issues and the failure to satisfy any of the conditions to such transaction that may cause results to differ materially from the statements set forth in this press release.  Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate.  Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements.  Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the SEC, including, but not limited to, those risks and uncertainties listed in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended October 1, 2017, filed with the SEC on November 3, 2017.  Given these circumstances, you should not place undue reliance on these forward-looking statements.  NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.